Shareholder meeting results
(Unaudited)

December 18, 2009 meeting

At the meeting, each of the nominees for Trustees was elected, with all the funds of the Trust voting together as a single class, as follows:

				Votes for		Votes withheld
Ravi Akhoury			144,159,880		5,756,274
Jameson A. Baxter		144,089,420		5,826,734
Charles B. Curtis		144,163,005		5,753,149
Robert J. Darretta		144,131,113		5,785,041
Myra R. Drucker			144,185,199		5,730,955
John A. Hill			144,123,942		5,792,212
Paul L. Joskow			144,226,682		5,689,472
Elizabeth T. Kennan*		143,986,867		5,929,287
Kenneth R. Leibler		144,161,109		5,755,045
Robert E. Patterson		144,163,377		5,752,777
George Putnam, III		144,132,419		5,783,735
Robert L. Reynolds		144,288,500		5,627,654
W. Thomas Stephens		144,223,485		5,692,669
Richard B. Worley		144,224,274		5,691,880

* Dr. Kennan retired from the Board of Trustees of the Putnam funds effective June 30, 2010.

A proposal to approve a new management contract between the fund and Putnam Management with both Fund Family breakpoints and performance fees was approved as follows:

Votes		Votes		Abstentions	Broker
for		against				non votes
12,145,623	634,844		430,946		3,982,845

A proposal to approve a new management contract between the fund and Putnam Management with Fund Family breakpoints only was approved as follows:

Votes		Votes		Abstentions	Broker
for		against				non votes
12,110,190	637,398		463,826		3,982,844

A proposal to approve a new management contract between the fund and Putnam Management with performance fees only was approved as follows:

Votes		Votes		Abstentions	Broker
for		against				non votes
12,115,139	633,401		462,873		3,982,845

A proposal to amend the fundamental investment restrictions with respect to diversification of investments was approved as follows:

Votes		Votes		Abstentions	Broker
for		against				non votes
12,317,266	498,499		395,648		3,982,845

A proposal to amend the fundamental investment restrictions with respect to borrowing was approved as follows:

Votes		Votes		Abstentions	Broker
for		against				non votes
12,058,451	756,931		396,032		3,982,844

A proposal to amend the fundamental investment restrictions with respect to making loans was approved as follows:

Votes		Votes		Abstentions	Broker
for		against				non votes
12,063,340	719,495		428,578		3,982,845

All tabulations are rounded to the nearest whole number.